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                                                                  EXHIBIT 10.33

                             DATED 28 NOVEMBER 1997



                                  PDFM LIMITED

                                     - and -

                             QUINTILES (UK) LIMITED

                                     - and -

                          QUINTILES TRANSNATIONAL CORP.



                                   UNDERLEASE

                                       of

          LAND AND PREMISES AT STATION HOUSE, MARKET STREET, BRACKNELL



             Term:                             15 years

             Commencing:                       14 November 1997

             Rent:                             (pound)1,076,000 per annum


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DATED                      28 November

PARTIES

1        Landlord          PDFM LIMITED whose registered office is at Triton
                           Court, 14 Finsbury Square, London EC2A 1PD (Company registration number 1546400) acting in the capacity of general partner of PDFM Second Property
                           Partnership (a limited partnership registered under the Limited Partnerships Act 1907 of the same address) ("the Landlord") and

2        Tenant            QUINTILES (UK) LIMITED (Company registration number
                           2120025) whose registered office is at 29 Bedford
                           Street London WC2E 9ED ("the Tenant") and

3        Guarantor         QUINTILES TRANSNATIONAL CORP. a company incorporated
                           in North Carolina, U.S.A, whose principal corporate office is at Post Office Box 13979 Research Triangle
                           Park North Carolina 27709-3979 U.S.A ("the
                           Guarantor")

OPERATIVE PROVISIONS

1        DEFINITIONS AND INTERPRETATION

1.1      Unless the contrary intention appears, the following definitions apply:

         Access Road       the roadway shown for identification purposes only
                           hatched brown on Plan 1050;

         Canopy the canopy currently affixed to the east south and west elevations of Station House at first floor level;

         Car Park the car park shown for identification purposes only edged yellow on Plan 1050;

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         Conducting Media  any of the drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains serving the Premises;

         Encumbrances      the restrictions, stipulations, covenants, rights,
                           reservations, provisions and other matters contained, imposed by or referred to in the documents, brief particulars of which are set out in schedule 1 part
                           4;

         Insured Risks     has the meaning given to it in schedule 3;

         Interest interest at the rate of 3% over the base rate of Barclays Bank PLC from time to time (as well before as after judgment), or such other comparable rate as the Landlord may reasonably and properly designate if the base rate ceases to be published, compounded at quarterly rests on 31 March, 30 June, 30 September and 31 December in each year;

         Landlord includes all persons from time to time entitled to the immediate reversion to this Lease;

         Landscaped Area   that part of the Premises shown for the purposes of
                           identification only hatched green on Plans 5297/400 and 1050;

         Lease is a reference to this underlease and includes any documents supplemental to this Lease;

         Measuring Code    the latest edition of the Code of Measuring Practice
                           published from time to time by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers;

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         New Canopy        the canopy currently affixed above the entrance of
                           the north side of Station House at first floor level suspended from the under surface of the second floor slab and from the front elevation as shown for identification purposes only cross hatched blue on Plan 5297/401;

         Outgoings         (in relation to the Premises) all non-domestic rates,
                           (including rates for unoccupied property), water rates, water charges and all existing and future rates, taxes, charges, assessments, impositions and outgoings whatsoever (whether parliamentary or local) which are now or may at any time be payable, charged or assessed on property, or the owner or occupier of property, but "taxes" in this context does not include value added tax, nor any taxes imposed on the Landlord in respect of the yearly rent reserved by this Lease, or in respect of a disposal of the interest in immediate reversion to this Lease;

         Permitted Part    the first floor and the second floor of the Premises
                           together or one other entire individual floor of the Premises;

         Planning Acts     "the consolidating Acts" as defined in the
                           Planning (Consequential Provisions) Act 1990 and any other legislation relating to town and country planning in force from time to time;

         Premises the property described in schedule 1 part 1 and each part of the Premises and includes plant and equipment, improvements and additions made to, and fixtures, fittings and appurtenances in, the Premises;

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         Station
           Forecourt       the station forecourt shown for identification
                           purposes only cross hatched brown on Plan 1050 together with the airspace above the surface of the forecourt up to the undersurface of the second floor slab of Station House (but excluding the airspace occupied by the stanchions and columns supporting
                           Station House);

         Station House     the office building comprising part ground and a
                           further seven floors forming part of the Premises known as Station House Market Street Bracknell shown for identification purposes only edged red on each of the Plans attached to this Lease and includes any additions or improvements made to it;

         Superior
           Landlord's
           Premises all those premises constructed as part of the buildings of which Station House forms part up to the undersurface of the first floor slab of the Premises as shown for identification purposes only edged in blue on Plan 1050 and Plan 5297/400;

         Superior Lease    the lease under which the Landlord holds its interest
                           in the Premises and also any leasehold reversion
                           (whether immediate or not) to such lease;

         Superior
           Landlord the holder of a reversion whether immediate or not to the lease under which the Landlord holds its interest in the Premises;

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         Tenant            includes the Tenant's successors in title and assigns
                           in whom this Lease may for the time being be vested;

         Term              the term of years granted by this Lease;

         Unsecured
           Underletting    an underletting of the whole or a Permitted Part of
                           the Premises in relation to which the underlessor and the underlessee have agreed to exclude the provisions of sections 24 to 28 of the Landlord and Tenant Act
                           1954 and their agreement to do so has been duly authorised beforehand by the court; and

         Up Platform       the platform of Bracknell Station from which trains
                           leave from Bracknell Station for Waterloo Station.

1.2 Any obligation on a party to this Lease to do any act includes an obligation to procure that it is done.

1.3 Where the Tenant is placed under a restriction in this Lease, the restriction includes the obligation on the Tenant not to permit or allow the infringement of the restriction by any person.

1.4 References to liability include, where the context allows, claims, demands, proceedings, damages, losses, costs and expenses.

1.5 The clause and paragraph headings in this Lease are for ease of reference only and are not to be taken into account in the construction or interpretation of any provision to which they refer.

1.6      Unless the contrary intention appears, references:

1.6.1 to numbered clauses and schedules are references to the relevant clause in, or schedule to, this Lease; and

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1.6.2    to a numbered paragraph in any schedule are references to the relevant paragraph in that schedule.

1.7 Words in this Lease denoting the singular include the plural meaning and vice versa.

1.8 References in this Lease to any statutes or statutory instruments include any statute or statutory instrument amending, consolidating or replacing them respectively from time to time in force, and references to a statute include statutory instruments and regulations made pursuant to it.

1.9 Words in this Lease importing one gender include both other genders, and may be used interchangeably, and words denoting natural persons, where the context allows, include corporations and vice versa.

1.10 For the purposes of this Lease, two companies are members of the same group if one is the subsidiary of the other, or both are subsidiaries of a third company, "subsidiary" having the meaning given to it in section 736 of the Companies Act 1985.

1.11 At any time that the parties of the second or third parts to this Lease are two or more persons, the expression "the Tenant" or "the Guarantor" includes the plural number, and obligations in this Lease expressed or implied to be made with or by the Tenant or the Guarantor are to be treated as made with or by such individuals jointly and severally.

2        THE LETTING TERMS

         In consideration of the rent reserved by, and the covenants in, this
         Lease:

2.1      the Landlord at the request of the Guarantor lets to the Tenant:

2.1.1    all the Premises;

2.1.2    together with the rights set out in schedule 1 part 2; and

2.1.3    except and reserved to the Landlord the rights set out in schedule 1 part 3;

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2.2      for the term of 15 years commencing on 14 November 1997 subject to the
         Encumbrances;

2.3      the Tenant paying during the Term:

2.3.1    the yearly rent of (pound)1,076,000 (subject to revision under schedule
         2) by equal quarterly payments in advance on the usual quarter days in every year, the first (or a proportionate part) of such payments in respect of the period commencing on 24 June 1998 and ending on the following quarter day to be made on 24 June 1998;

2.3.2    as additional rent:

         2.3.2.1 the monies payable by the Tenant under schedule 3 commencing on 14 November 1997;

         2.3.2.2  Interest payable by the Tenant under the terms of this Lease;
                  and

         2.3.2.3 such value added tax as may be chargeable on the rent and the other additional rents reserved by this Lease.

3        TENANT'S COVENANTS

         The Tenant covenants with the Landlord during the Term and any statutory extension of the tenancy created by this Lease as follows.

3.1      RENT

3.1.1 To pay the yearly rent reserved by this Lease, free from any deductions and rights of set-off, at the times and in the manner required in clause 2.3.1 and by means of a standing order to the Landlord's bank account.

3.1.2 To pay the additional rents reserved by this Lease at the times and in the manner specified.

3.2      INTEREST

3.2.1 To pay Interest on so much of the rents, reviewed rents, and other monies payable under this Lease as remain unpaid seven days after they have become due from the date that they became due until the payment is made to the Landlord.

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3.2.2    To pay Interest under clause 3.2.1 for any period during which the
         Landlord properly refuses to accept the tender of payment because of an unremedied breach of covenant of the Tenant.

3.3      OUTGOINGS AND CONTRIBUTIONS

3.3.1    To pay Outgoings.

3.3.2 To reimburse the Landlord for loss of relief from non-domestic rates for unoccupied property which would have been available to the Landlord in respect of vacancy of the Premises after the termination of this Lease but for the allowance of relief to the Tenant during the Term.

3.3.3 To pay for all gas, water, telecommunications and electricity consumed on the Premises, all charges for meters, and all standing charges.

3.3.4 To pay to the Landlord on demand a fair and proper proportion (to be determined by the Landlord or the Landlord's surveyor) of the reasonable expense properly incurred in cleaning, lighting, repairing, renewing, decorating, maintaining and rebuilding whenever necessary:

         3.3.4.1 any party walls, lifts, fences, gutters, drains, roadways, pavements, entrance ways, stairs and passages, access ways and service areas which are or may be used or enjoyed by an occupier of the Premises in common with any other person or persons; and

         3.3.4.2  the Station Forecourt; and

         3.3.4.3  the Access Road; and

         3.3.4.4 the automatic barrier to the entrance and exit of the Car Park and the lighting equipment situated on it used for the parking of vehicles.

3.4      REPAIR

3.4.1 Well and substantially to repair, maintain and clean the Premises and to keep the Premises in good and substantial repair, maintained and in clean condition (except in respect of damage by Insured Risks as allowed in schedule 3).

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3.4.2    The Tenant's liability under clause 3.4.1 excludes the underside of the
         Canopy.

3.5      DECORATIONS

3.5.1 To decorate the inside of the Premises in the year 2002 and from then in every subsequent fifth year of the Term and in the last three months of the Term (however it may terminate) with two coats of good quality paint or good quality polish, and with paper for those parts normally papered, or other suitable and appropriate materials of good quality, in a workmanlike manner (the decorations in the last three months of the Term to be executed in such colours, patterns and materials as the Landlord may reasonably and properly require), provided that the Tenant shall not be required to decorate more than once in any twelve month period.

3.5.2 To decorate the exterior of the Premises in the year 2002 and from then in every subsequent fifth year of the Term and also in the last three months of the Term (however it may terminate) with two coats of good quality paint or polish, or other suitable material of good quality, in a proper and workmanlike manner, provided that the Tenant shall not be required to decorate more than once in any twelve month period.

3.5.3 Not without the consent of the Landlord not to be unreasonably withheld or delayed to alter, cover up or change any part of the architectural decorations or the external colour of the Premises, provided that the Landlord is deemed to be acting reasonably if consent is refused or withheld by the Superior Landlord.

3.6      LANDLORD'S RIGHT OF INSPECTION AND RIGHT OF REPAIR

3.6.1 To permit the Landlord and its employees or agents at all reasonable and proper times and upon reasonable notice to enter the Premises and examine their condition and also to take a schedule of fixtures and fittings in the Premises.

3.6.2 If any breach of covenant, defect, disrepair, removal of fixtures and fittings or unauthorised alterations or additions are found on inspection for which the Tenant is liable, then, on notice from the Landlord, to execute to the reasonable and proper satisfaction of the Landlord or its surveyor all repair works, replacements or

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         removals required within two months or such longer period as the
         Landlord may reasonably deem necessary (or sooner if necessary) after receipt of notice.

3.6.3 If the Tenant fails to comply with a notice under clause 3.6.2, the Landlord may itself or by its workpeople or agents enter the Premises and execute the repairs, works, replacements or removals such entry to be at reasonable times and upon reasonable notice.

3.6.4 To pay to the Landlord on demand all reasonable expenses properly incurred under clause 3.6.3 (the expenses and any Interest on them to be recoverable as rent in arrear).

3.7      YIELD UP IN REPAIR AT THE END OF THE TERM

         At the termination of this Lease or at such later time as the Landlord recovers possession of the Premises from the Tenant:

3.7.1 quietly to yield up the Premises (with all additions and improvements to the Premises and all fixtures in the Premises, other than tenant's fixtures and fittings which the Tenant may be entitled to remove) repaired, maintained, cleaned, decorated and kept in accordance with the Tenant's covenants in this Lease (except in respect of damage by Insured Risks as allowed in schedule 3);

3.7.2 if so requested by the Landlord, to remove from the Premises all the Tenant's belongings, that is to say trade fixtures and fittings and all notices, notice boards and signs bearing the name of, or otherwise relating to, the Tenant (including in this context any persons deriving title to the Premises under the Tenant) or its business; and

3.7.3 to make good to the reasonable satisfaction of the Landlord all damage to the Premises resulting from the removal of the Tenant's belongings from the Premises.

3.8      LANDLORD'S RIGHT OF ENTRY FOR REPAIRS, ETC

3.8.1 To permit when necessary the Landlord, the Superior Landlord or other owners, tenants or occupiers of any adjoining or neighbouring property and their respective agents, workmen and employees to enter the Premises at reasonable and proper

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         times, after giving to the Tenant at least 48 hours written notice
         (except in an emergency):

         3.8.1.1 to alter, maintain or repair the adjoining premises or property of the Landlord or person so entering; or

         3.8.1.2 to construct, alter, maintain, repair or fix anything serving such property and running through or on the Premises; or

         3.8.1.3 to comply with an obligation in the Superior Lease or with an obligation to any third party having legal rights over the Premises; or

         3.8.1.4 in exercise of a right or to comply with an obligation of repair, maintenance or renewal under this Lease; or

         3.8.1.5 in connection with the development of any adjoining or neighbouring land or premises, including the right to build on or into, or extend, any boundary wall of the Premises.

3.8.2 On becoming aware of any defect in the Premises, which are "relevant defects" for the purposes of section 4 of the Defective Premises Act 1972, to give notice of them to the Landlord.

3.9      ALTERATIONS

3.9.1 Not to make any alterations or additions to, or affecting the structure or exterior of, the Premises, or the appearance of the Premises as seen from the exterior provided that on the basis that the Tenant does not invalidate any roof or other guarantee in existence from time to time and provides the Landlord with details of the works before they are commenced and promptly supplies copies of the "as built" plans once the works are completed the Tenant shall be entitled without consent to erect any telecommunications or security equipment on the roof or the exterior of the Premises.

3.9.2 Not without the consent of the Landlord such consent not to be unreasonably withheld or delayed to make any other alterations or additions to the Premises (but the erection, alteration or removal by the Tenant of internal demountable partitioning, and consequential adjustments of ducting, ceiling tiles, light fittings

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         and wiring, is authorised without such consent if the plans of the partitions (or details of the alteration or removal of partitioning) are immediately deposited with the Landlord within a reasonable period of completion of the works).

3.9.3 Not to install or erect any exterior lighting, shade, canopy or awning or other structure in front of, or elsewhere outside, the Premises

3.9.4 On the termination of this Lease, to the extent required by the Landlord, to reinstate the Premises to the condition in which they were at the grant of this Lease, such reinstatement to be carried out to the reasonable and proper satisfaction of the Landlord or the Landlord's surveyor.

3.9.5 To procure that any external or structural alterations or additions to the Premises permitted by the Landlord under clause 3.9.1 or any major internal alterations permitted by the Landlord under clause 3.9.2 be carried out only by a reputable contractor approved by the Landlord (such approval not to be unreasonably withheld).

3.9.6    To comply with the provisions of Schedule 6 of the Superior Lease.

3.10     ALIENATION

3.10.1 Not to assign or charge or underlet part only of the Premises, other than a Permitted Part where clause 3.10.3 shall apply.

3.10.2 Not to assign or charge this Lease without the consent of the Landlord but, subject to the operation of the following provisions of this clause 3.10.2, such consent is not to be unreasonably withheld or delayed.

         3.10.2.1 The Landlord may, in addition to reasonable and proper grounds, withhold its consent to an application by the Tenant for licence to assign this Lease unless (for the purposes of section 19(1A) of the Landlord and Tenant Act 1927) the conditions in this clause 3.10.2.1 are met; that:

                  (a) at the time of the assignment, there are no arrears of rent or other monies due to the Landlord;

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                  (b)      at the time of assignment, the Tenant and any
                           Guarantor of the Tenant each enter into an authorised guarantee agreement, the operative provisions of which are in the form required in schedule 4 part 2; and/or

                  (c) on an assignment by the Tenant to a company which is another member of the same group of companies, the ultimate holding company (unless it is the assignee, or it would itself be giving an authorised guarantee agreement), enters into a guarantee (the operative provisions of which are in the form required in schedule 4 part 1) but if the ultimate holding company would otherwise be released from liability, the Landlord may require another substantial member of the group to give the guarantee.

         3.10.2.2 On an assignment by the Tenant, the Landlord may require, if it is reasonable and proper to do so, a guarantee of the tenant covenants of the assignee from a guarantor who is reasonably and properly acceptable to the Landlord (the operative provisions of which are in the form required in schedule 4 part 1).

3.10.3 Not to underlet the whole or a Permitted Part of the Premises without the consent of the Landlord (such consent not to be unreasonably withheld or delayed).

3.10.4 On the grant of an underlease, to obtain covenants by deed from the underlessee direct with the Landlord in such form as the Landlord may reasonably require that the underlessee will:

         3.10.4.1 not assign, subunderlet or charge part only of the premises underlet;

         3.10.4.2 not part with or share possession or occupation of the whole or any part of the premises underlet, nor grant rights to third parties over them except by a permitted assignment or subunderletting;

         3.10.4.3 not assign, or charge or subunderlet the whole of the premises subunderlet without obtaining the previous consent of the Landlord

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                  under this Lease such consent not to be unreasonably withheld or delayed;

         3.10.4.4 provide for the inclusion in any subunderleases granted out of the underlease (whether immediate or mediate) of covenants to the same effect as those contained in this clause 3.10.4 and clause 3.10.5.

3.10.5   On the grant of any underlease:

         3.10.5.1 to include provisions for the revision of the rent reserved by the underlease in an upward-only direction to correspond in time and effect with the provisions for the revision of rent in this Lease;

         3.10.5.2 not to reserve or take a premium or fine;

         3.10.5.3 to reserve a rent which is the market rent at the time of the grant of the underlease (assessed in accordance with the principles in schedule 2) or (where only part of the Premises is underlet) the proportionate part of the market rent of the Premises (such proportion to be approved by the Landlord);

         3.10.5.4 to include provisions in the underlease to the same effect as those in clause 3.10.2; and

         3.10.5.5 to include such underlessee covenants as are not inconsistent with, or impair the due performance and observance of, the covenants of the Tenant in this Lease.

3.10.6 Not to underlet a Permitted Part of the Premises except by way of Unsecured Underletting.

3.10.7 Not (except by assignment or underletting permitted under this clause 3.10) to:

         3.10.7.1 part with or share possession or occupation of the whole or any part of the Premises; or

         3.10.7.2 grant any rights over the Premises to third parties.

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3.10.8   The preceding provisions of this clause 3.10 do not apply to any parting with possession or occupation or the sharing of occupation or sub-division of the Premises to or with any member of a group of companies of which the Tenant is itself a member if:

         3.10.8.1 the interest in the Premises so created is and remains no more than a tenancy at will; and

         3.10.8.2 the possession, occupation or subdivision are immediately terminated if the Tenant and the relevant member cease for any reason to be members of the same group of companies.

3.11     REGISTRATION OF DISPOSITIONS OF THIS LEASE

         Within one month after a disposition of this Lease (a disposition being an assignment, charge, transfer, underlease, assignment or surrender of any underlease, or, on any transmission by death or otherwise, documentary evidence of devolution affecting the Premises):

3.11.1 to produce the document effecting the disposition (and in each case a certified copy for retention by the Landlord) to the Landlord's solicitors; and

3.11.2 to pay to the solicitors a reasonable fee they reasonably and properly require for the registration and also any registration fees properly payable to the Superior Landlord.

3.12     ENFORCEMENT OF UNDERLEASES

3.12.1 Not without the consent of the Landlord such consent not to be unreasonably withheld or delayed to vary the terms, or waive the benefit, of any underlessee covenants or conditions in an underlease of the Premises.

3.12.2 Not without the consent of the Landlord such consent not to be unreasonably withheld or delayed to accept a surrender of any underlease of the Premises.

3.12.3 Diligently to enforce the underlessee covenants and conditions in any underlease of the Premises and (if reasonably and properly required by the Landlord) to exercise by way of enforcement the powers of re-entry in the underlease.

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3.12.4   Not without the consent of the Landlord to accept any sum or payment in kind by way of commutation of the rent payable by an underlessee of the Premises.

3.12.5 Not to accept the payment of rent from an underlessee of the Premises otherwise than by regular quarterly (or more frequent) payments in advance.

3.12.6 Duly and punctually to exercise all rights to revise the rent reserved by an underlease of the Premises, and not to agree a revised rent with an underlessee without the approval of the Landlord (such approval not to be unreasonably withheld or delayed).

3.13     USER

3.13.1 Not to use the Premises otherwise than as offices and for purposes ancillary to that use.

3.13.2 Nothing in this Lease implies or is to be treated as a warranty to the effect that the use of the Premises for those purposes is in compliance with the Planning Acts and all other statutes and regulations relating to town and country planning from time to time in force.

3.14     RESTRICTIONS AFFECTING USE OF THE PREMISES

3.14.1 Not to erect nor install in the Premises any engine, furnace, plant or machinery which causes noise, fumes or vibration which can be heard, smelled or felt outside the Premises.

3.14.2 Not to store any petrol or other specially inflammable, explosive or combustible substance in the Premises.

3.14.3 Not to use the Premises for any noxious, noisy or offensive trade or business nor for any illegal or immoral act or purpose.

3.14.4   Not to hold any sales by auction on the Premises.

3.14.5 Not to hold in or on the Premises any exhibition, public meeting or public entertainment.

3.14.6   Not to permit livestock of any kind to be kept on the Premises.

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3.14.7   Not to do anything in the Premises which may be or grow to be a nuisance, annoyance, disturbance, inconvenience or damage to the Landlord or to the owners, tenants and occupiers of adjoining and neighbouring properties.

3.14.8 Not to load or use the floors, walls, ceilings or structure of the Premises so as to cause strain, damage or interference with the structural parts, loadbearing framework, roof, foundations, joists and external walls of the Premises.

3.14.9 Not to overload the lifts, electrical installation or Conducting Media in the Premises.

3.14.10 Not to do or omit to do anything which may interfere with or which imposes an additional loading on any ventilation, heating, air-conditioning or other plant or machinery serving the Premises.

3.14.11  Not to use the Premises as a betting shop or betting office.

3.14.12 Not to use the Premises for the sale of alcoholic liquor for consumption either on or off the Premises provided always that the sale of alcoholic liquor in a staff canteen or at staff functions shall not be a breach of this provision.

3.14.13 Not to allow any person to sleep in the Premises nor to use the Premises for residential purposes.

3.14.14  Not to accumulate trade empties on the Premises.

3.14.15 Not to place, leave or install any articles, merchandise, goods or other things in front of or elsewhere outside the Premises.

3.14.16 Not to permit the drains to be obstructed by oil, grease or other deleterious matter, but to keep the Premises and the drains serving the Premises thoroughly cleaned.

3.14.17 Save where paragraphs 1 or 2 of Schedule 1 (Part 2) otherwise provide not to use any part of the Station Forecourt or the Access Road for the parking of vehicles nor to impede or obstruct use by any other person of the Station Forecourt or the Access Road.

3.14.18 Loading and unloading shall take place outside of peak hours for the arrival and departure of passengers at Bracknell Station which are 6.30am to 9.30am

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

         and 3.30pm to 7.00pm except by special arrangement with the Station Manager or other senior representative responsible for the Superior Landlord's Premises provided always that the Tenant shall be entitled to use the three car parking spaces referred to in paragraph 2.2 of part 2 of schedule 1 for the purposes of loading and unloading at any time and normal office deliveries such as post and couriers shall not be a breach of this clause.

3.14.19 Not to install or renew a video security system at the Premises without first affording to the Superior Landlord the opportunity to participate in an integrated security system for Station House and Bracknell Station and without the consent of the Superior Landlord (such consent not to be unreasonably withheld or delayed).

3.14.20 Not to use or make alterations to the Landscaped Area which would affect the safety or stability of the railway and Station House or would inhibit emergency access to the railway.

3.14.21 Not otherwise to change the use of or make alterations to the Landscaped Area without the consent of the Landlord and the Superior Landlord (such consents not to be unreasonably withheld or delayed).

3.14.22 To be responsible for obtaining and maintaining a fire certificate and a health and safety file in relation to the Premises throughout the Term.

3.15     ADVERTISEMENTS AND SIGNS

3.15.1 Not to place or display on the exterior or the windows of the Premises or inside the Premises so as to be visible from the exterior of the Premises any name, writing, notice, sign, illuminated sign, display of lights, placard, poster, sticker or advertisement other than:

         3.15.1.1 a suitable sign of a size and kind first approved by the Landlord or the Landlord's surveyor (such approval not to be unreasonably withheld or delayed) showing the Tenant's name and trade;

         3.15.1.2 a suitable sign or notice board for the sale or letting of the Tenant's interest in the Premises and those deriving title from the Tenant;

         3.15.1.3 such other notices as the Landlord may in its absolute discretion approve.

3.15.2 If any name, writing, notice, sign, placard, poster, sticker or advertisement is placed or displayed in breach of these provisions, to permit the Landlord to enter the Premises and remove such name, writing, notice, sign, placard, poster, sticker or advertisement and to pay to the Landlord on demand the reasonable expense of so doing.

3.15.3 The Tenant shall not fix or place in the Premises any sign placard or advertisement so as to interfere with the safe operation of the Superior Landlord's railway.

3.16     COMPLIANCE WITH STATUTES, ETC

3.16.1 Except where such liability may be expressly within the Landlord's covenants in this Lease to comply in all respects with the provisions of all statutes from time to time, and the requirements of any competent authority, relating to the Premises or anything done in or on them by the Tenant, and to keep the Landlord indemnified against liability in consequence of the Tenant's failure to comply.

3.16.2 In particular (but without affecting the general operation of clause 3.16.1):

         3.16.2.1 to execute all works and do all things on or in respect of the Premises which are required under the Offices, Shops and Railway Premises Act 1963;

         3.16.2.2 to comply with all requirements under any present or future statute, order, bylaw or regulation as to the use or occupation of, or otherwise concerning, the Premises; and

         3.16.2.3 to execute with all due diligence (commencing work within two months or sooner if necessary and then proceeding continuously) all works to the Premises for which the Tenant is liable under this clause 3.16 and of which the Landlord has given notice to the Tenant;

         and, if the Tenant does not comply with clause 3.16.2.3, to permit the Landlord to enter the Premises to carry out the works, and to indemnify the Landlord on demand for the reasonable expenses properly incurred of so doing (including professional fees), such expenses and any Interest on them to be recoverable as rent in arrear.

3.17     PLANNING PERMISSIONS

3.17.1 Not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to make any application under the Planning Acts, to any local planning authority for permission to develop, including change of use of, the Premises.

3.17.2 To indemnify the Landlord against any development charges, other charges and expenses payable in respect of planning applications and to reimburse to the Landlord the reasonable costs it may properly incur in connection with such consent.

3.17.3 To keep the Landlord indemnified against any reasonable expense properly incurred in consequence of the use of the Premises reverting to the use existing before the application was made.

3.17.4 As soon as reasonably practical but at least within seven days of receipt by the Tenant to give the Landlord full particulars in writing of the grant of planning permission.

3.17.5 Not to implement any planning permission if the Landlord makes reasonable and proper objection to any of the conditions subject to which it has been granted.

3.18     COMPLIANCE WITH TOWN PLANNING AND ENVIRONMENTAL REQUIREMENTS

3.18.1 To perform and observe the requirements of the Planning Acts and all other statutes and regulations relating to town and country planning and environmental protection applying to the Premises, and to obtain any development or other consent, permit or licence by reason of the development, or manner of use, of or on the Premises by the Tenant.

3.18.2 To keep the Landlord indemnified against liability by reason of the Tenant's failure to obtain any requisite development or other consent, permit or licence or in complying with the requirements of statutes and regulations.

3.18.3 To give full particulars to the Landlord of any notice or proposal for a notice, or order or proposal for an order, made, given or issued to the Tenant under the Planning Acts and all other statutes or regulations relating to town and country planning, environmental protection or otherwise within seven days after receipt by the Tenant.

3.18.4 As soon as is reasonably practicable to take all reasonable and necessary steps to comply with any such notice or order.

3.18.5 At the request and cost of the Landlord, to make or join with the Landlord in making such objections or representations against or in respect of any proposal for such a notice or order as the Landlord may consider expedient unless it shall be demonstrably contrary to the interests of the Tenant as occupier to do so.

3.19     CLAIMS MADE BY THIRD PARTIES

3.19.1 To keep the Landlord indemnified against liability in respect of any accident, loss or damage to person or property in the Premises.

3.19.2 To keep the Landlord indemnified against liability to third parties by reason of breach by the Tenant of its obligations in this Lease.

3.20     EXPENSES OF THE LANDLORD

         To pay to the Landlord on demand all reasonable expenses (including bailiffs and professional fees) properly incurred by the Landlord:

3.20.1 incidental to or in proper contemplation of the preparation and service of a schedule of dilapidations during or after the termination of this Lease and/or a notice under sections 146 and 147 of the Law of Property Act 1925, even if forfeiture is avoided otherwise than by relief granted by the court;

3.20.2 in the recovery or attempted recovery of arrears of rent or additional rent due from the Tenant; and

3.20.3 in connection with every application for any consent or approval made under this Lease (whether or not consent or approval is given save where any refusal is not lawfully made).

3.21     OBSTRUCTION OF WINDOWS OR LIGHTS AND EASEMENTS

3.21.1 Not to stop up or obstruct any windows of the Premises or any other buildings belonging to the Landlord.

3.21.2 Not to permit any easement or similar right to be made or acquired into, against or on the Premises.

3.21.3 Where any such easement or right is or is attempted to be acquired, immediately to give notice of the circumstances to the Landlord, and at the request and cost of the Landlord to adopt such course as it may reasonably and properly require for preventing the acquisition of the easement or right.

3.22     CLEANING OF WINDOWS

         To keep the interior and exterior glass in the windows of the Premises clean.

3.23     VALUE ADDED TAX

3.23.1 To pay value added tax on taxable supplies of goods and services made by the Landlord in connection with this Lease, for which the consideration is to be treated as exclusive of value added tax chargeable on the payment.

3.23.2 Where the Landlord is entitled under this Lease to recover from the Tenant the costs of goods and services supplied to the Landlord, but in respect of which the Landlord makes no taxable supply to the Tenant, to indemnify the Landlord against so much of the input tax on the cost for which the Landlord is not entitled to credit allowance under section 26 of the Value Added Tax Act 1994.

3.24     NOTICES TO LET AND FOR SALE

3.24.1 To allow the Landlord or its agents to enter the Premises upon reasonable notice and at any reasonable time:

         3.24.1.1 (unless the Tenant has served notice (under section 26 of the Landlord and Tenant Act 1954) on the Landlord to renew its lease) within six months before the termination of this Lease to fix on the Premises a notice board for reletting the Premises; and

         3.24.1.2 to fix on some part of the Premises a notice board for the sale of the interest of the Landlord;

         provided that the boards do not interfere with the access of light and air to the Premises and do not materially interfere with the Tenant's use and enjoyment of the Premises.

3.24.2   Not to remove or obscure any such notice board.

3.24.3 To permit all persons authorised by the Landlord or its agents to view the Premises upon reasonable notice (at reasonable and proper hours) without interruption in connection with any such letting or sale.

3.25     ENCUMBRANCES

         To observe and perform by way of indemnity only the obligations and restrictions comprising the Encumbrances so far as they relate to the Premises and are capable of being enforced, and to keep the Landlord indemnified against liability for the breach of the obligations and restrictions.

3.26     SUPERIOR LEASE COVENANTS

         Not to do anything which would constitute a breach of the tenant's covenants and conditions in the Superior Lease and in the event of conflict the Tenant's covenants contained herein shall prevail.

4        PROVISOS

         The parties agree to the following provisos.

4.1      PROVISO FOR RE-ENTRY

4.1.1 The Landlord may terminate this Lease by re-entering the Premises (or a part of them) itself or by an authorised agent if:

         4.1.1.1 any rent remains unpaid twenty-one days after becoming due for payment (whether or not formally demanded); or

         4.1.1.2 the Tenant fails to perform or observe any of its covenants or the conditions in this Lease or allows any distress or execution to be levied on its goods; or

         4.1.1.3 an event of insolvency occurs in relation to the Tenant or any guarantor of the Tenant.

4.1.2 Re-entry in exercise of the rights in clause 4.1.1 does not affect any other right or remedy of the Landlord for breach of covenant or condition by the Tenant occurring before the termination of this Lease.

4.1.3    The expression an event of insolvency in clause 4.1.1 includes:

         4.1.3.1 (in relation to a company or other corporation which is the Tenant or a guarantor) inability of the company to pay its debts, entry into liquidation whether compulsory or voluntary (except for the purpose of amalgamation or reconstruction), the passing of a resolution for a creditors' winding-up, the making of a proposal to the company and its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs, the application to the court for an administration order, and the appointment of a receiver or administrative receiver; and

         4.1.3.2 (in relation to an individual who is the Tenant or a guarantor) inability to pay or having no reasonable prospect of being able to pay his debts, the presentation of a bankruptcy petition, the making of a proposal to his creditors for a composition in satisfaction of his debts or a scheme of an arrangement of his affairs, the application to the court for an interim order, and the appointment of a receiver or interim receiver;

         and in relation to the various events of insolvency they are, wherever appropriate, to be interpreted in accordance and conjunction with the relevant provisions of the Insolvency Act 1986.

4.2      POWER FOR LANDLORD TO DEAL WITH ADJOINING PROPERTY

4.2.1 The Landlord may deal as it thinks fit with any other property adjoining or nearby belonging to the Landlord, and may erect or permit to be erected on such property any buildings irrespective of whether they affect or diminish the light or air which may now or at any time be enjoyed by the Tenant in respect of the Premises.

4.2.2 The Landlord may without obtaining any consent from or making any arrangement with the Tenant, alter, reconstruct or modify in any way or change the use of the Access Road and the Station Forecourt so long as proper means of entrance to and exit from the Premises are afforded and essential services are maintained.

4.3      ARBITRATION OF DISPUTES BETWEEN TENANTS

         If any dispute or disagreement at any time arises between the Tenant and the tenants and occupiers of any adjoining or neighbouring property belonging to the Landlord relating to the Conducting Media serving, or easements or rights affecting, the Premises or any adjoining or neighbouring property, the matter in dispute or disagreement is to be fairly determined by the Landlord, by which determination the Tenant shall be bound save in the case of manifest error or as to matters of law.

4.4      EXEMPTION FROM LIABILITY IN RESPECT OF SERVICES

4.4.1 The Landlord shall not be liable to the Tenant for any loss, damage or inconvenience which may be caused by reason of:

         4.4.1.1 temporary interruption of services during periods of inspection, maintenance, repair and renewal;

         4.4.1.2 breakdown of or defect in any plant and machinery, services or Conducting Media in the Premises or neighbouring or adjoining property; or

         4.4.1.3 events beyond the reasonable and proper control of the Landlord.

4.5      ACCIDENTS

         The Landlord shall not be responsible to the Tenant or the Tenant's licensees nor to any other person for any accident, happening or injury suffered in the Premises.

4.6      REMOVAL OF PROPERTY AFTER DETERMINATION OF TERM

4.6.1 If, after the Tenant has vacated the Premises following the termination of this Lease, any property of the Tenant remains in the Premises, and the Tenant fails to remove it within 14 days after being requested in writing by the Landlord to do so, the Landlord may as the agent of the Tenant sell such property and hold the proceeds of sale, after deducting the reasonable costs and expenses of removal, storage and sale properly incurred by it, to the order of the Tenant.

4.6.2 The Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property has been sold by the Landlord in the bona fide mistaken belief (which is to be presumed unless the contrary is proved) that it belonged to the Tenant and was liable to be dealt with as such under this clause 4.6.

4.7      NOTICES, CONSENTS AND APPROVALS

4.7.1 Any notice served under or in connection with this Lease is to be in writing and to be treated as properly served if compliance is made with either the provisions of section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) or section 23 of the Landlord and Tenant Act 1927.

4.7.2 Any consent or approval under this Lease is required to be obtained before the act or event to which it applies is carried out or done, and is to be treated as effective only if the consent or approval is given in writing.

4.7.3 Any notice to be served on the original Tenant shall be addressed to the office manager at the Premises or such other address as notified to the Landlord from time to time in writing and shall comply with the provisions of clause 4.7.1.

4.8      SUPERIOR LANDLORD

4.8.1 The powers, rights, matters and discretions granted and reserved to the Landlord under this Lease are also granted and reserved to or exercisable by any Superior

         Landlord, its servants, agents or workpeople to the extent required under the Superior Lease.

4.8.2 Nothing in this Lease is to be construed as implying that the Superior Landlord is under any obligation not unreasonably to withhold its consent or approval in respect of any application for a licence by the Tenant to the Landlord.

4.8.3 If the Tenant does or proposes to do any matter or thing for which the consent of the Superior Landlord is required, the Tenant shall bear and indemnify the Landlord against the cost of obtaining such consent and all incidental professional fees and disbursements.

4.8.4 The Landlord may, notwithstanding any provision to the contrary elsewhere in this Lease, withhold consent or approval in any matter where the Superior Landlord's consent or approval is required, and the Landlord (having used its reasonable and proper endeavours) is unable to obtain it.

4.9      EASEMENTS

         A person exercising any right of entry granted or reserved under the Lease must:

4.9.1 exercise the right in a manner which causes as little damage and inconvenience as is practicable in all the circumstances; and

4.9.2 make good any physical damage caused as soon as is reasonably practicable.

5        LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant as follows.

5.1      QUIET ENJOYMENT

         That the Tenant, paying the rents reserved by, and performing the Tenant's covenants in this Lease, may lawfully and peaceably enjoy the Premises throughout the Term without interruption by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

5.2      SUPERIOR LEASE OBLIGATIONS

5.2.1 To pay the rent reserved by, and observe and perform the covenants of the tenant and the conditions contained in, the Superior Lease, except in so far as the covenants fall to be observed and performed by the Tenant by reason of the obligations of the Tenant in this Lease.

5.2.2 The Landlord acknowledges the right of the Tenant to production and to take copies of the Superior Lease.

5.3      VALUE ADDED TAX

         To provide the Tenant with a valid VAT invoice in respect of payments made by the Tenant to the Landlord upon which the Tenant has paid VAT.

6        OBLIGATIONS IN SCHEDULES TO THIS LEASE

         The Landlord and the Tenant mutually covenant to observe and perform their respective obligations and the conditions in the schedules.

7        GUARANTEE PROVISION

7.1      GUARANTEE

7.1.1 The Guarantor guarantees to the Landlord that the Tenant will pay the rents reserved by, and perform and observe the Tenant's covenants in, this Lease, and the Guarantor will pay and make good to the Landlord on demand any losses, damages, reasonable costs, and expenses suffered or properly incurred by the Landlord if the Tenant fails to do so.

7.1.2 The Guarantor also guarantees to the Landlord that the Tenant will observe and perform its obligations under any authorised guarantee agreement to be entered into by the Tenant under the terms of this Lease, and will pay and make good to the Landlord on demand any losses, damages, costs and expenses suffered or incurred by the Landlord if the Tenant fails to do so.

7.1.3 For the purposes of this clause 7, references to the "Tenant" are to the Tenant in relation to whom the Guarantor's guarantee is given but not to a lawful assignee of that Tenant.

7.2      NO WAIVER OR RELEASE OF LIABILITY

         The Guarantor will not be released from liability under these provisions because of:

7.2.1    forbearance, the granting of time or other indulgence of the Landlord;
         or

7.2.2    a variation of this Lease, and the guarantee of the Guarantor in clause
         7.1 is to operate in relation to this Lease as it may be varied from time to time provided that the Guarantor will not be liable for any increased liability arising from a variation to which it has not consented.

7.3      GUARANTOR TO ACCEPT NEW LEASE UPON DISCLAIMER

7.3.1 If this Lease is terminated by re-entry by the Landlord or by disclaimer, the Guarantor will (on notice given by the Landlord within three months after the date of termination) take from the Landlord an underlease of the Premises.

7.3.2 The underlease to be granted to the Guarantor under clause 7.3.1 is to be on the following terms:

         7.3.2.1 the term is to commence on the date of termination or disclaimer of this Lease and to be equal to the residue of the Term which would have remained unexpired at that date if this Lease had not then been terminated or disclaimed;

         7.3.2.2 the yearly rent is to be the same as would have been payable under this Lease if it had not been terminated and, if a rent review operative from a review date before the grant of the underlease had not been completed, the Guarantor will complete the rent review with the Landlord as if it had been the Tenant under this Lease in order to establish the commencing yearly rent under the underlease;

         7.3.2.3 the underlease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had not been terminated; and

         7.3.2.4 the Guarantor is to succeed to the rights, and assume the liability, of the Tenant under this Lease as if the Lease had not been terminated.

7.4      SUBORDINATION OF RIGHTS OF THE GUARANTOR

7.4.1 The provisions of clause 7.4.2 are to apply unless the Landlord has no subsisting claim against the Tenant for non-payment of rent or for breach of obligation under this Lease.

7.4.2    The Guarantor may not:

         7.4.2.1 seek to recover from the Tenant, or any third party whether directly or by way of set-off, lien, counterclaim or otherwise or accept any money or other property or security, or exercise any rights in respect of any sum which may be or become due to the Guarantor on account of the failure by the Tenant to observe and perform the tenant covenants in this Lease;

         7.4.2.2 (in competition with the Landlord) claim, prove or accept any payment in a winding-up, liquidation, bankruptcy, composition with creditors or other form of arrangement on the insolvency of the Tenant, for money owing to the Guarantor by the Tenant; nor

         7.4.2.3 exercise any right or remedy in respect of any amount paid by the Guarantor under this Lease or any liability incurred by the Guarantor in observing, performing or discharging the obligations and covenants of the Tenant.

7.4.3 The Guarantor warrants that it has not taken, and undertakes with the Landlord that it will not without the consent of the Landlord take, any security from the Tenant in respect of this guarantee and, if security is nevertheless taken, it is to be held on trust for the Landlord as security for the respective liabilities of the Guarantor and the Tenant

7.5      WAIVER OF RIGHTS

         The Guarantor hereby waives its rights pursuant to North Carolina General Statutes Chapter 26-7 through 26-9

8        EXPERT DETERMINATION

8.1 In this Lease, where any issue is required to be dealt with by, or submitted for the determination of, an independent expert, the following provisions of this clause are to apply but, in case of conflict with other provisions specifically relating to expert determination elsewhere in this Lease, those other provisions are to prevail to the extent of the conflict.

8.2 The expert is to be appointed by the parties jointly, or if they cannot or do not agree on the appointment, appointed by whichever of the following is appropriate:

8.2.1 the president from time to time of the Royal Institution of Chartered Surveyors; or

8.2.2 the president from time to time of the Institute of Chartered Accountants in England and Wales;

         or in either case the duly appointed deputy of the president, or other person authorised by him to make appointments on his behalf.

8.3 The person so appointed is to act as an expert, and not as an arbitrator.

8.4 The expert so appointed must afford the parties the opportunity within such a reasonable and proper time limit as he may stipulate to make representations to him (accompanied by professional rental valuations, reports or other appropriate evidence in the relevant circumstances) and permit each party to make submissions on the representations of the other.

8.5 The fees and expenses of the expert, including the cost of his nomination, are to be borne as the expert may direct (but in the absence of such a direction, by the parties in equal shares), but (unless they otherwise agree) the parties will bear their own costs with respect to the determination of the issue by the expert.

8.6 One party may pay the costs required to be borne by another party if they remain unpaid for more than 21 days after they become due and then recover these and any incidental expenses incurred from the other party on demand.

8.7 If the expert refuses to act, becomes incapable of acting or dies, the Landlord or the Tenant may request the appointment of another expert in his stead under paragraph 8.2.

8.8 The determination of the independent expert, except in case of manifest error, is to be binding on the Landlord and the Tenant.

9        COVENANT STATUS OF THIS LEASE

         This Lease is a new tenancy within the meaning of section 1 of the Landlord and Tenant (Covenants) Act 1995.

10       CHOICE OF JURISDICTION AND CHOICE OF LAW

10.1 This Lease shall be governed by and construed in accordance with English law.

10.2 The parties hereby irrevocably submit to the non-exclusive jurisdiction of the English courts for the purpose of bringing and/or enforcing any claim arising out of or relating to this Lease and the Guarantor hereby waives any objections it may have to such jurisdiction on the grounds of lack of personal jurisdiction of any such court or the laying of venue of any such court or on the basis of forum non-convenience or otherwise.

10.3 The Guarantor hereby designates appoints and empowers Quintiles Transnational Corporation, care of The Treasury Department, of Innovex House, Marlow Park, Bladon, Buckinghamshire SL7 1TB or such other address as notified to the Landlord from time to time in writing as its authorised agent for service of process and any other legal documents in England for the purposes of any such action or proceedings.

10.4 The Guarantor undertakes to pay the reasonable costs properly incurred in obtaining and enforcing any judgement under the guarantee contained in this Lease including the cost of any appeal and attorney's fees.

         Delivered as a deed on the date of this document.

                                   SCHEDULE 1

                                  THE PREMISES


                                     PART 1

                           DESCRIPTION OF THE PREMISES

The land and office premises known as Station House, Market Street, Bracknell comprised in title number BK335762, including:

1 ALL THAT property situate at ground floor level shown for identification purposes only edged red on Plan 5297/400

2 ALL THAT the property situate at first floor level comprising the first floor of Station House shown for identification purposes only edged red on Plan 5297/401 extending from the level of the undersurface of and includes the concrete floor slab thereof to the level of the undersurface of the concrete floor slab now supporting the second floor of Station House and includes the Canopy and the airspace between the lower surface of the Canopy and the level of the undersurface of the concrete floor slab now supporting the second floor of Station House but EXCLUDING:-

(a) the airspace over the Canopy above the level of the undersurface of the said second floor floor slab; and

(b) the airspace beneath the undersurface of the Canopy on the south and west elevations of Station House; and

(c)      the airspace above and beneath the New Canopy.

3 ALL THAT the property situate at and above the second floor level as shown for identification purposes only edged red on Plan 5297/402 and extending from the level of the undersurface of and includes the concrete floor slab of the second floor of Station House and includes all floors and structures and airspace above the same and the soffit above the Station Forecourt now attached or intended to be attached to the undersurface of the concrete floor slab supporting the second floor

4 Stanchions columns piles and other foundations supporting all structural parts of the properties FIRSTLY, SECONDLY and THIRDLY described to include any

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                                  EXHIBIT A-1

                           Floor Plan of Ground Floor



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                                  EXHIBIT A-2

                           Floor Plan of First Floor



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                                  EXHIBIT A-3

                           Floor Plan of Upper Floor



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                                  EXHIBIT A-4

                                 Location Plan
         external coverings affixed thereto and the subsoil beneath the said stanchions columns piles and other foundations


                                     PART 2

                           RIGHTS ENJOYED WITH DEMISE

1        OF WAY

         A right of way (in common with the Landlord and the Superior Landlord and all persons authorised by the Landlord and the Superior Landlord) with or without vehicles at all times and for all purposes in connection with the use of the Premises over the Station Forecourt and the Access Road.

2        TO PARK CARS

2.1 A right to park 127 cars upon such part of the Car Park as the Landlord's Surveyor shall direct from time to time or in the event of the Car Park being destroyed or otherwise rendered unfit for use upon such other suitable and proper area in similar proximity to the Premises as shall be substituted therefor by the Landlord.

2.2 A right to park 3 cars on the forecourt in front of Station House in the position as shown for identification purposes only hatched blue on Plan 5297/400 provided that the right contained in this paragraph 2.2 may upon at least one month's prior written notice be suspended during such period as the Superior Landlord may reasonably require or terminated if need be:

2.2.1    in connection with the redevelopment of the Superior Landlord's
         Premises;

2.2.2 or where circumstances arise relating to the safety of the Superior Landlord's railway or any person lawfully resorting to the Station Forecourt and Access Road;

2.2.3 where it is necessary or expedient for the Superior Landlord to do in the interests of traffic management on the Station Forecourt and Access Road.

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3        TO INSPECT AND INSTALL CONDUCTING MEDIA

         A right subject to prior arrangement with the Superior Landlord's Surveyor to inspect, maintain, repair, renew, replace or otherwise install and make connections to the Conducting Media serving Station House but located on some part of the Superior Landlord's Premises the Station Forecourt and/or the Access Road and to construct install maintain renew or replace Conducting Media as may reasonably be required on the carrying out of any permitted works to the Premises pursuant to Schedule 6 of the Superior Lease in such alternative positions as shall be agreed with the Superior Landlord together with the right of passage of water, soil, gas, electricity and other services through such Conducting Media as may exist or may hereafter be so constructed or installed at any time during the Term.

4        TO SUSPEND WINDOW CLEANING CRADLES

         A right to suspend and use window cleaning cradles in the airspace around Station House the Tenant making good forthwith to the satisfaction of the Superior Landlord's Surveyor all damage caused in the exercise of such right.

5        TO RUN SERVICES

         The free running and passing of water, soil, gas, telecommunications and electricity coming from and passing through the Superior Landlord's Premises and any adjoining land or premises belonging to the Landlord or the Superior Landlord unless for the exclusive use of the Superior Landlord's Premises or the Superior Landlord's adjoining land.

6        TO RETAIN CANOPY

         The right to retain the New Canopy at first floor level.

7        OF SUPPORT

         A right of support for the existing foundations columns and stanchions or any which may replace the same from the subsoil beneath the same.

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8        TO AFFIX SCAFFOLDING

         A right from time to time (but only after submitting plans specifications schedules and methods of working to the Superior Landlord for approval and obtaining its written approval thereto) to enter onto and to place or affix on and upon so much of the Station Forecourt the Up Platform and so much of the Superior Landlord's adjoining land and the Superior Landlord's Premises as the Superior Landlord shall agree (acting reasonably) scaffolding for the purpose of inspecting maintaining repairing altering replacing renewing rebuilding or redeveloping the Premises in accordance with this Lease.

9        TO AFFIX DECORATIVE FINISHES

         A right to affix to the exterior surfaces of the Premises bounding the Superior Landlord's Premises such decorative finishes or external coverings as the Tenant may require in accordance with this Lease subject to the approval of the Superior Landlord.

10       TO MAINTAIN AND REPLACE FOUNDATIONS ETC

         The right to maintain repair replace and renew the existing foundations columns stanchions and floor slabs of the Premises and other buildings constructed on or forming part of the Premises and in the event of works being carried out pursuant to Schedule 6 of the Superior Lease the right to demolish the existing foundations columns stanchions and floor slabs as may be approved by the Superior Landlord pursuant to the provisions of Schedule 6 of the Superior Lease in such other positions over or on the Superior Landlord's Premises and the Station Forecourt as may be agreed with the Superior Landlord from time to time provided always that such columns stanchions and associated foundations shall not be altered replaced or be constructed so as to encroach on the Superior Landlord's other adjoining land or as to reduce the usable area or access to the Station Forecourt.

11       TO OVERFLY CRANES

         A right to overfly cranes over the Superior Landlord's Premises the Station Forecourt and the Access Road and the Superior Landlord's other adjoining land subject to the provisions of paragraph 2(g) of schedule 6 of the Superior Lease.

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

12       TO ENTER

         A right to enter the Superior Landlord's Premises the Station Forecourt and the Access Road the Up Platform and the Superior Landlord's immediately adjoining land not comprising the Superior Landlord's railway and platforms with all necessary equipment and materials for the purposes of:

12.1 inspecting the Premises or any part or parts thereof where such inspection cannot otherwise be reasonably and economically carried out without such entry and subject to the provisions of schedule 6 of the Superior Lease to execute building works additions repairs recladding alterations works of redevelopment in accordance with this Lease and the like where such works cannot otherwise reasonably and economically be carried out without such entry;

12.2 exercising any of the rights granted in paragraphs 2-11 inclusive of this schedule; and

12.3 performing any other Tenant's rights or obligations contained in this Lease or as may be required by statute which cannot otherwise reasonably or economically be carried out without such entry.

13       TO ACCESS THE GROUND FLOOR PLANT ROOM

         Insofar as the Landlord is able to grant the same and subject to the rights of Southern Electricity Board a right on prior arrangement with Southern Electricity Board of access to and egress from the electricity plant room located on the ground floor of Station House (but excluded from this demise) for the purpose of operating the electricity switch gear.

14       TO REMODEL SUPERIOR LANDLORD'S PREMISES

         A right to re-model (to include demolishing and rebuilding the Superior Landlord's Premises and the Station Forecourt if such remodelling demolishing or rebuilding is reasonably required) as a result of works being carried out pursuant to the provisions of Schedule 6 of the Superior Lease.

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

15 RIGHTS GRANTED UNDER THIS LEASE BY REFERENCE TO SCHEDULE 6 OF THE SUPERIOR LEASE

         The Tenant is only entitled to exercise rights under Schedule 6 of the Superior Lease subject to the terms of this Lease and in the event of any conflict this Lease will prevail.


                                     PART 3

                           EXCEPTIONS AND RESERVATIONS

1        FREE PASSAGE OF SERVICES ETC

         The free and uninterrupted passage of water, steam, soil, air, gas, electricity and telephone communications from and to any part of any adjoining or neighbouring property through the Conducting Media commonly used for those purposes which are now or may in the future but during the period of eighty years after the date of this Lease be in, upon or under the Premises.

2        ENTRY

         All rights of entry upon the Premises referred to in clauses 3 and 4 and for the purposes of paragraph 4 of schedule 3 provided that in exercising the said rights the Landlord will comply with any reasonable conditions imposed by the Tenant cause as little interference as possible to the Premises and the use and occupation of the Premises by the Tenant and its lawful undertenants and make good to the reasonable satisfaction of the Tenant all physical damage thereby caused to the Premises.

3        MINES AND MINERALS

         The mines and minerals in and under the Premises excluding any right of support from such mines and minerals.

4        FOR BETTER ENJOYMENT OF SUPERIOR LANDLORD'S PREMISES

         The right for the Superior Landlord from time to time for the better use and enjoyment of the Superior Landlord's Premises:

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

4.1 to paint decorate or otherwise finish the surfaces of the structural parts of the Premises where such surfaces enclose and form part of the Superior Landlord's Premises and the undersurface of the Canopy (or such structure as may replace the same on any redevelopment or reinstatement of the Premises or any part thereof under the terms of this Lease) and to affix thereto such fittings, partitions, heating, lighting or other equipment, advertisements or signs as it may think fit subject to first obtaining the approval of the Tenant (such approval not to be unreasonably withheld) if the works proposed affect any part of the structure or the appearance of the Premises;

4.2 to have maintain alter and remove any drains, wire and cables extending beneath the floors of or attached to and solely serving the Superior Landlord's Premises subject to obtaining the agreement of the Tenant (not to be unreasonably withheld or delayed) where the removal or alternative siting of such drains, wires or cables would adversely affect the support to or stability of the foundations and supports supporting the Premises;

4.3 to design, affix and maintain such electric lighting, illuminated signs and public address systems as the Superior Landlord shall from time to time require on the undersurface of the Canopy on the frontage of Station House at first floor level;

4.4 to design, affix and maintain such lighting, public address and security systems as the Superior Landlord shall from time to time require on the under surface of the second floor slab of Station House or in such alternative suitable locations as may be agreed by the Tenant on any reinstatement or redevelopment of Station House pursuant to the provisions of the Superior Lease.

5        TO LAY CONDUCTING MEDIA ETC

         The right from time to time and at all times during the Term (subject to not overloading the same and notifying the Tenant prior to exercising the right hereby granted and complying with all of the Tenant's reasonable requirements in respect of such exercise):

5.1 to fix, construct, connect into place, maintain and use under the Premises any sewer, drain, watercourse or pipe which may be necessary for the purposes of the proper operation of the Superior Landlord's railway undertaking;

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

5.2 to erect, fix, maintain and use under the Premises any wires or cables which may be necessary for the purposes of the proper operation of the Superior Landlord's undertaking;

5.3 to carry out any works which may in the opinion of the Superior Landlord acting reasonably be necessary for the proper operation of the Superior Landlord's undertaking.

6        A RIGHT TO USE ADJOINING PROPERTY

         Full right and liberty from time to time for the Landlord and the Superior Landlord to use their respective adjoining or neighbouring lands in such manner as they may think fit to build or execute any works upon such lands provided that the access of light and air to the Premises and the beneficial use and occupation of the same shall not be materially affected thereby and the free and uninterrupted exercise of the rights granted and enjoyed under this Lease are not materially impeded.

7        EMERGENCY ACCESS

         The right in cases of emergency for the Superior Landlord, their customers, employees and visitors using the Station the Station Forecourt and the Access Road and for the Landlord to enter and pass over the Landscaped Area to reach the public highway.

8        ENTRY FOR REPAIRS

         The right for the Superior Landlord their respective employees and contractors and for the Landlord to enter on the Landscaped Area with or without machinery and equipment for the purpose of carrying out repairs on or from the Landscaped Area to the railway and Bracknell Station and to carry out works referred to in paragraph 6.

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

                                     PART 4

                                  ENCUMBRANCES

1 The matters entered in and indexed upon the registers of title of title number BK 335762 except financial charges.

2 Deed of Variation Supplemental Lease and Licence for Alterations dated 18 December 1995 made between Railtrack PLC (1) South West Trains Limited (2) and the Landlord (3).

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


                                   SCHEDULE 2

                                  RENT REVIEWS

1        THE REVIEW DATES

         The yearly rent payable under this Lease is to be reviewed on the expiry of each consecutive period of 5 years of the Term calculated from commencement (referred to in this schedule as the review date and the Relevant Review Date shall be construed accordingly) and with effect on and from the Relevant Review Date, the reviewed rent (as agreed or determined in accordance with this schedule) is to become payable as the yearly rent reserved by this Lease.

2        UPWARD-ONLY RENT REVIEWS

         The reviewed rent is to be the greater of:

2.1 the yearly rent reserved under this Lease immediately preceding the Relevant Review Date; and

2.2      the market rent of the Premises at the Relevant Review Date.

3        THE MARKET RENT

         For the purposes of this Lease, the expression market rent means the yearly rent at which the Premises might reasonably and properly be expected to be let in the open market by a willing landlord to a willing tenant:

3.1      with vacant possession;

3.2 for a term of 10 years from the Relevant Review Date having a rent review, in the same terms as this Lease, at the expiry of each period of five years throughout the term;

3.3      without the payment of a premium by the willing tenant;

3.4 on the basis that the willing tenant would receive as a term of the letting such a rent-free or concessionary rental period, or other inducement for fitting out purposes only, as the willing landlord would negotiate with the willing tenant, and the rate of the market rent payable by the Tenant from the Relevant Review Date

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

         would be such as the willing tenant would pay at the expiry of the rent-free or concessionary rental period, or following the receipt of the inducement; and

3.5 subject to the provisions of this Lease, other than the length of the term and the amount of rent, but including these provisions for rent review;

         but on the assumption, if not the fact, that at the Relevant Review
         Date:

3.6 the Premises have been fitted out ready for occupation and immediate use for the willing tenant's business so that the willing tenant would not require a rent or other allowance at the relevant review date for that purpose (but this assumption does not affect the operation of paragraph 4.3);

3.7 in case the Premises have been destroyed or damaged they have been fully reinstated;

3.8 the Premises are in a state of full repair and the covenants of the Tenant and the Landlord have been fully observed and performed;

3.9 there is not in operation any statute, order or instrument, regulation or direction which has the effect of regulating or restricting the amount of rent of the Premises which might otherwise be payable;

3.10 the Premises may be lawfully used throughout the Term as offices (and any actual restriction or qualification which may be imposed on such use by the terms of the user covenant in clause 3 or otherwise is to be disregarded) and that no capital is required to be expended upon the Premises to enable them to be so used

3.11 the willing tenant and anyone who may become the tenant is a taxable person who makes only taxable supplies and no exempt supplies (words and expressions used in this paragraph 3.12 having the meanings assigned to them respectively in the Value Added Tax Act 1994 and the regulations made under that act) and that demand for the Premises on the open market would not be reduced by reason of the Landlord having elected to waive exemption from value added tax in respect of them

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

3.12 the Tenant has received a satisfactory amount of money from the Landlord to cover future liability for the repair of the Canopy and the column casings beneath the Canopy

4        MATTERS TO BE DISREGARDED

         In agreeing or determining the market rent, the effect upon it of the following matters are to be disregarded:

4.1      the occupation of the Premises by the Tenant;

4.2 any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant;

4.3 any improvements to the Premises made by the Tenant with the consent of the Landlord other than those:

4.3.1    made in pursuance of an obligation to the Landlord;

4.3.2 completed by the Tenant more than 21 years before the Relevant Review Date; or

4.3.3 for which the Landlord has made a financial contribution to the extent of the contribution; and

4.4 any works carried out by the Tenant which have diminished the market rent;

         and in this paragraph 4, reference to "the Tenant" includes predecessors-in-title to the Tenant, and subtenants of the Tenant or of the predecessors-in-title of the Tenant.

5        PROCEDURE FOR DETERMINATION OF MARKET RENT

5.1 The Landlord and the Tenant are to endeavour to agree the market rent at any time not being earlier than six months before the Relevant Review Date, but if they have not agreed the market rent three months before the Relevant Review Date the amount of the market rent is to be determined by reference to an independent expert.

5.2 The independent expert to be nominated shall be a valuer and chartered surveyor having not less than ten years' experience of rental valuation of property being put

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

         to the same or similar use as the Premises and of property in the same region in which the Premises are situated.

5.3 The provisions in this Lease relating to expert determination proceedings shall apply as supplemented by the provisions of this paragraph 5.

5.4 If the expert refuses to act, becomes incapable of acting or dies the Landlord or the Tenant may require the appointment of a replacement expert (as the case may be) in the same manner as applied to the original appointment but without further right of election under paragraph 5.1 on the part of the Landlord.

         The provisions of clause 8 are to apply to the determination of the expert to the extent that they do not conflict with the requirements of this paragraph 5.

6        TIME LIMITS

         Time is not of the essence in agreeing or determining the reviewed rent or of appointing an arbitrator or an expert.

7        RENTAL ADJUSTMENTS

7.1 If the market rent has not been agreed or determined in accordance with the provisions of this schedule before the Relevant Review Date, then, until the market rent has been so agreed or determined, the Tenant will continue to pay, on account, rent at the rate of yearly rent payable immediately before the Relevant Review Date.

7.2 The Tenant will pay to the Landlord, within seven days after the time that the market rent has been agreed or determined, all arrears of the reviewed rent which have accrued in the meantime, with interest equal to the base rate of Barclays Bank PLC on each of the instalments of the arrears from the time that it would have become due if the market rent had then been agreed or determined until payment becomes due from the Tenant to the Landlord under this paragraph 7.2.

8        REVIEWED RENT RESERVED IN PHASES

         The Landlord and the Tenant may, at any time before the market rent is determined by an expert, settle the reviewed rent in more than one amount and agree to reserve

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

         the amounts increasing in phases until the next review date or, if none, the expiry of the Term.

9        MEMORANDUM OF RENT REVIEW

         The parties shall cause a memorandum of the reviewed rent duly signed by the Landlord and the Tenant to be endorsed on or securely annexed to this Lease and the counterpart of this Lease.

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

                                   SCHEDULE 3

                              INSURANCE PROVISIONS

1        INSURED RISKS

1.1 Insured Risks means the risks and other contingencies against which the Premises are required to be, or which may be, insured under this Lease, but subject to any exclusions, limitations and conditions in the policy of insurance that the Landlord may properly negotiate.

1.2 Insured Risks include (without limitation) fire, lightning, impact, explosion, storm, tempest, flood, bursting and overflowing of water tanks, apparatus or pipes, earthquake, aircraft and devices dropped from aircraft, theft, subsidence, riot, malicious damage and civil commotion, and such other risks as the Landlord may consider it prudent to insure.

1.3 If a risk or contingency itemised, or otherwise included, as an Insured Risk, can no longer be insured or can only be insured at an uneconomic rate, the risk or contingency shall cease to be treated as an Insured Risk from the time that cover is withdrawn and the Landlord has notified the Tenant of its withdrawal.

2        TENANT'S LIABILITY FOR INSURANCE PREMIUMS

2.1 The Tenant will pay to the Landlord within seven days of demand the insurance premiums properly incurred by the Landlord.

2.2 Insurance premiums are to include all monies properly expended, or required to be expended by the Landlord in effecting and maintaining cover against:

2.2.1    Insured Risks;

2.2.2    four years' loss of rent insurance;

2.2.3 such professional fees as may be incurred in connection with rebuilding or reinstatement of the Premises;

2.2.4    the costs of demolition, shoring up, and site clearance works;

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

2.2.5    reasonable third-party and public liability risks; and

2.2.6    value added tax liability on such items.

2.3 The insurance cover may take into account cover for the effects of inflation and escalation of costs and fees, the Landlord's reasonable estimate of the market rent of the Premises as defined in schedule 2 in the context of ensuing rent reviews and the termination of the Lease.

3        TENANT'S OBLIGATIONS IN RELATION TO INSURANCE COVER

3.1 The Tenant will not do anything which may render void or voidable the insurance of the Landlord on the Premises and if the Tenant does anything which may cause insurance premiums to be increased it shall pay the cost of the additional premium.

3.2 The Tenant will provide efficient fire extinguishers and will adopt such other precautions against Insured Risks as the Landlord's insurers may consider appropriate.

3.3 If the insurance of the Landlord is vitiated in whole or in part in consequence of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, or their respective employees, workmen, agents or visitors, the Tenant will pay to the Landlord on demand a sum equal to the amount of the insurance monies which have become irrecoverable in consequence of that act or omission.

3.4 The Tenant may not insure the Premises for any of the Insured Risks in such a manner as would permit the insurer of the Landlord to average the proceeds of insurance or cancel insurance cover.

3.5 The Tenant will notify the Landlord immediately it becomes so aware of the occurrence of damage to the Premises by any of the Insured Risks.

3.6 If the Premises are damaged by Insured Risks, the Tenant will pay to the Landlord on demand the amount of any uninsured excess to which the insurance cover of the Landlord is subject.

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

3.7 The obligations of the Tenant to repair, and to yield up in repair, the Premises, are to remain operative to the extent that the insurance of the Landlord in respect of Insured Risks is vitiated or insurance monies are withheld by reason of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, or their respective employees, workmen, agents or visitors, but do not otherwise operate in respect of damage to the Premises by Insured Risks.

3.8 The Tenant will pay the cost of the revaluation of the Premises for insurance purposes but not more regularly then once every two years.

4        LANDLORD'S OBLIGATION TO INSURE AND REINSTATE

4.1 The Landlord will keep the Premises insured with an insurer of repute against Insured Risks and other items referred to in paragraph 2.2 for the full cost of reinstatement, subject to such uninsured excess as the insurer may reasonably and properly apply.

4.2 Following damage to or destruction of the Premises by an Insured Risk, the Landlord will use all reasonable endeavours to procure the payment by the insurer of all sums properly due under the policy at the time and in the manner required by the policy and will diligently reinstate or rebuild the Premises, or procure the application of, the proceeds of the insurance covering reinstatement and rebuilding costs for those purposes, and will make good any deficiency in the proceeds of the insurance out of its own resources.

4.3      The obligations of the Landlord in paragraph 4.2 do not apply:

4.3.1 if the Landlord is unable, after using its reasonable and proper endeavours to do so, to obtain any requisite planning permission or other consents for the reinstatement or rebuilding of the Premises or of a building of similar size, character and amenity;

4.3.2 if the Landlord's insurance is vitiated or insurance monies withheld by reason of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, or their respective employees, workmen,

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

         agents or visitors unless and until the Tenant has paid all sums due from it under paragraph 3.3; or

4.3.3    if this Lease is, or is to be, determined under paragraph 7.1.

4.4 Where the Premises are substantially damaged or destroyed, the Tenant may not object to the reinstatement or rebuilding of the Premises in a form which is not identical to the Premises immediately before the damage or destruction occurred, if the Premises as reinstated or rebuilt are of at least an equivalent or similar standard, and afford amenities which are not inferior to or deficient from those enjoyed by the Tenant before the damage or destruction.

5        LANDLORD'S OBLIGATIONS IN RELATION TO INSURANCE

5.1 The Landlord will use its reasonable and proper endeavours to procure that its insurers waive entitlement to rights of subrogation against the Tenant, persons occupying or enjoying the use of the Premises through or under the Landlord, and their respective employees, workmen, agents or visitors.

5.2 The Landlord will notify its insurers of the Tenant's interest in the Premises and, if practicable, have it noted on the policies of insurance.

5.3 The Landlord will within seven days of demand provide the Tenant with a copy of its insurance policies (or other evidence of the conditions of insurance) on the Premises, and (at the request of the Tenant) with a receipt for the payment of the last premium or other evidence of renewal and up-to-date details of the amount of cover.

5.4 The Landlord will promptly notify the Tenant of any changes in its insurance cover or of the terms on which cover has been effected.

5.5 The Landlord may retain any discount on the insurance premiums or commission offered to it by its insurer for its exclusive benefit.

6        SUSPENSION OF RENT

6.1 Paragraph 6.2 applies if the Premises are at any time during the Term so damaged by an Insured Risk as to render the Premises or any part of them unfit for

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

         occupation, use or enjoyment, except in the circumstances referred to in paragraph 4.3.2.

6.2 The rent and additional rent reserved by this Lease, or a fair proportion of them according to the nature and extent of the damage sustained, shall be suspended and cease to be payable until the Premises (excluding fitting-out works and replacement of contents) have been reinstated and made fit for occupation, use and enjoyment, or, if earlier, until the expiry of four years from the occurrence of the damage.

6.3 A dispute as to the amount of the abatement of the rent or the duration of the period of abatement is to be submitted to a single arbitrator, by whose decision the parties are to be bound, who is to be appointed by the parties jointly or, if they do not agree on the appointment, by the president for the time being of the Royal Institution of Chartered Surveyors (at the request of either party) and the arbitration is to be conducted under the Arbitration Act 1996.

7        OPTIONS TO DETERMINE

7.1 If the Premises or a substantial part of them (whether or not directly affecting the Premises) is destroyed or damaged by an Insured Risk so as to make continued use of the Premises impracticable, the Landlord may terminate this Lease by giving to the Tenant notice to that effect at any time within 12 months after the damage has occurred.

7.2 If for any reason beyond the control of the Landlord it proves impracticable to commence rebuilding or reinstatement of the Premises and substantial rebuilding or reinstatement has not commenced within two years of the damage by an Insured Risk, either party may terminate this Lease by giving to the other notice to that effect.

7.3 The termination of this Lease under this paragraph 7 shall not affect any liability which has accrued at any time before the time of termination.

8        RETENTION OF INSURANCE PROCEEDS

         On the termination of this Lease under paragraph 7, or if this Lease is terminated by the operation of the doctrine of frustration, the Landlord shall be entitled to retain the proceeds of insurance for its exclusive benefit.

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

                                   SCHEDULE 4

                              GUARANTEE PROVISIONS


                                     PART 1

                         FORM OF GUARANTEE ON ASSIGNMENT

The operative provisions of the guarantee to be given by a Guarantor on an assignment of this Lease are to be the same as those which appear in clause 7 (numbered appropriately), except that the paragraph corresponding to clause
7.1.4 is to be replaced by the following paragraph:

"For the purposes of this guarantee, references to the "Tenant" are to the assignee of this Lease in relation to whom the guarantee to the Landlord is given, and none other."


                                     PART 2

                     FORM OF AUTHORISED GUARANTEE AGREEMENT

The operative provisions of the authorised guarantee agreement to be given by a tenant on an assignment of this Lease are to be the same as those which appear in clause 7 (renumbered appropriately), with the following exceptions:

1        there is to be no provision corresponding to clause 7.1.3;

2 the paragraph corresponding to clause 7.1.4 is to be replaced by the following paragraph:

         "For the purposes of this guarantee, references to the "Tenant" are to the assignee of this Lease in relation to whom the guarantee to the Landlord is given, and none other.";

3        in the provision corresponding to clause 7.3.1, the words in the first line of the clause ".....by re-entry by the Landlord or......" are to be omitted.

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

Executed under the Common Seal of            )
PDFM LIMITED in the presence of:             )
                                             )


                                             J. B. Hyslop
                                             -------------------------------
                                             Authorised Signatory


                                             C.K. Hawkins
                                             -------------------------------
                                             Authorised Signatory

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